UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2011
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information with respect to the Stock Transfer Restriction and Registration Agreement (the “STRRA”) set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets
On March 15, 2011, GSI Commerce, Inc. (“GSI”) completed its previously announced acquisition of Fanatics, Inc., a Delaware corporation (“Fanatics”). The acquisition was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated February 9, 2011, by and among GSI, Gator Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of GSI (“Merger Sub”), Gator Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of GSI (“Merger Sub II”), Fanatics, the stockholders of Fanatics named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC, as Stockholders’ Representative. Under the terms of the Merger Agreement, Merger Sub merged with and into Fanatics with Fanatics surviving as a wholly owned subsidiary of GSI (the “Merger”). Immediately following the Merger, the surviving entity of the Merger then merged with and into Merger Sub II with Merger Sub II surviving as a wholly owned subsidiary of GSI (the “Second Merger” and, together with the Merger, the “Mergers”). All vested options to purchase shares of Fanatics’ common stock were cancelled and, in settlement of such cancellation, the holders of such options received cash payments as described in the Merger Agreement (the “Vested Option Payment”). Outstanding unvested options to purchase shares of Fanatics’ common stock were converted into unvested options to purchase GSI common stock at an exchange ratio of 0.52763496 (the “Assumed Unvested Options”).
At the closing of the Mergers, GSI paid approximately $276.9M, which included consideration for the merger transactions, the Vested Option Payment, the value of the Assumed Unvested Options and certain transaction costs and payments for indebtedness described in the Merger Agreement. The aggregate merger consideration that GSI paid to the stockholders of Fanatics was approximately $264.6M, which purchase price was paid 60% in cash (approximately $158.8M) and 40% in GSI common stock (4,767,972 shares valued at $22.20 per share). Approximately $16.2M of the cash merger consideration and 487,424 shares of the common stock merger consideration is being held in escrow to secure potential claims by GSI for indemnification under the Merger Agreement. The Mergers, taken together, are intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-free reorganization with respect to the common stock merger consideration paid to the stockholders of Fanatics.
The financial statements of Fanatics and the pro forma financial information of GSI required under Item 9.01 of this report will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
Pursuant to the STRRA executed in connection with the closing of the Mergers, certain stockholders of Fanatics are restricted from transferring the GSI common stock received as merger consideration for a period of 90 days after the closing of the Mergers, and other stockholders are restricted from transferring such common stock, other than ratably over a four year period beginning on the first anniversary of the closing of the Mergers, in each instance, subject to certain exceptions as set forth in the STRRA. GSI will prepare and file with the Securities and Exchange Commission a prospectus that is a part of, or prospectus supplement to, GSI’s currently effective Automatic Shelf Registration Statement pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resales of the shares issued to those stockholders who received GSI common stock as merger consideration which is subject to the 90 day transfer restriction. The foregoing description of the STRRA is qualified in its entirety by reference to the STRRA, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under the heading “Secured Credit Agreement” in Item 1.01 of GSI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2011 is incorporated by reference into this Item 2.03.
On March 15, 2011 (the “Closing Date”), the secured credit agreement (the “Credit Agreement”) dated February 9, 2011, by and among GSI and GSI Commerce Solutions, Inc. (“GSICS”), as co-borrowers, a group of lenders, including Bank of America, N.A., as Administrative Agent (the “Agent”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, became effective. On the Closing Date, the total outstanding borrowings under the Credit Agreement were $155 million, consisting of $115 million in borrowings under the term loan facility and $40 million in borrowings under the revolving credit facility.
GSI used these borrowings to (i) finance in part the Mergers, including transaction and integration costs, (ii) repay all amounts due or outstanding under GSICS’ existing $150 million revolving credit facility and (iii) pay certain fees and expenses incurred in connection with the foregoing and the borrowings on the Closing Date. The Credit Agreement remains available to provide funds for general corporate purposes, including working capital financing, financing capital expenditures and financing permitted acquisitions. The expiration date of the Credit Agreement is February 9, 2016.
Borrowings under the Credit Agreement bear interest at GSI’s option, at either (i) a “base rate” (“Base Rate”) equal to, for any day, a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.5%, (b) the Agent’s “prime rate” and (c) the London Interbank Offered Rate (“LIBOR”) for a three-month Interest Period plus 1.00%, in each case plus an applicable margin, or (ii) a rate derived from LIBOR as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin. In each case, the applicable margin is determined by GSI’s Leverage Ratio (as defined in the Credit Agreement) and in the case of Base Rate term loans ranges from 1.25% to 2.50%, in the case of LIBOR term loans ranges from 2.25% to 3.50%, in the case of Base Rate revolving loans ranges from 0.90% to 2.00% and in the case of LIBOR revolving loans ranges from 1.90% to 3.00%. The revolving credit commitment (whether used or unused) under the Credit Agreement at any time is subject to a facility fee ranging from 0.35% to 0.50% based on GSI’s Leverage Ratio. The initial commitment fee is 0.375%. The borrowings under the Credit Agreement on the Closing Date were Base Rate term loans and Base Rate revolving loans. Initially, the applicable margin for the Base Rate term loans is 1.75% and the applicable margin for the Base Rate revolving loans is 1.375%.
The Credit Agreement is guaranteed by certain of GSI’s wholly owned subsidiaries (together with GSI and GSICS, the “Loan Parties”) pursuant to a Continuing Agreement of Guaranty and Suretyship entered into on the Closing Date. The obligations of the Loan Parties under the Credit Agreement are secured by a first priority lien on all of the personal property and assets of the Loan Parties pursuant to a Security Agreement, a Pledge Agreement and a Patent, Trademark and Copyright Security Agreement also entered into on the Closing Date.
Item 3.02 Unregistered Sales of Equity Securities
The disclosures set forth in Item 2.01 above are incorporated by reference into this Item 3.02. GSI issued GSI common stock in connection with the closing of the Mergers in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. GSI relied on representations made by the individuals who received GSI common stock to the effect that they were acquiring the GSI common stock for investment purposes and not with a view to, or for resale in connection with, the distribution of such securities in violation of applicable securities laws and that they had sufficient knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in such securities.
Item 7.01 Regulation FD Disclosure
On March 15, 2011, GSI issued a press release announcing the completion of the acquisition of Fanatics. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of GSI.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The audited financial statements and unaudited interim financial statements of Fanatics required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report of Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The unaudited pro forma financial information of GSI required by this Item 9.01(b) will be furnished by amendment not later than 71 calendar days after the date on which this Current Report of Form 8-K is required to be filed.
(d) Exhibits

2.1	†
Agreement and Plan of Merger, dated as of February 9, 2011, by and among GSI Commerce, Inc., Gator Acquisition Corp., Gator Acquisition LLC, Fanatics, Inc., the stockholders of Fanatics, Inc. named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC, as Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K/A filed on February 15, 2011). The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

10.1
Stock Transfer Restriction and Registration Agreement, dated as of March 15, 2011, by and among GSI Commerce, Inc., Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P., Insight Venture Partners V (Employee Co-Investors), L.P., Insight Venture Partners VI, L.P., Insight Venture Partners (Cayman) VI, L.P., Insight Venture Partners VI (Co-Investors), L.P., Alan S. Trager, Trustee of Alan S. Trager Revocable Trust u/a/d 1/2/08, Mitchell Trager, Trustee of Mitchell Trager Revocable Trust u/a/d 1/7/08, Brent L. Trager, Trustee of Brent L. Trager Revocable Trust u/a/d 7/1/08, Jason Trager and David Trager, Co-Trustees of David Remainder Trust u/a/d 5/1/07, Jason Trager and David Trager, Co-Trustees of Jason Remainder Trust u/a/d 5/1/07, Jason Trager and David Trager, Co-Trustees of Brandon Remainder Trust u/a/d 5/1/07, Brent L. Trager and Sheri Weiss, Co-Trustees of Sheri Remainder Trust u/a/d 5/1/07, Brent L. Trager and Erica Leibo, Co-Trustees of Erica Remainder Trust u/a/d 5/1/07 and Mitchell Trager, Trustee of Brent L. Trager Remainder Trust u/a/d 5/1/07.

99.1		Press Release, dated March 15, 2011

†	Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
March 15, 2011	By:	/s/ Michael R. Conn
		Name:	Michael R. Conn
		Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.		Description

2.1	†
Agreement and Plan of Merger, dated as of February 9, 2011, by and among GSI Commerce, Inc., Gator Acquisition Corp., Gator Acquisition LLC, Fanatics, Inc., the stockholders of Fanatics, Inc. named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC, as Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K/A filed on February 15, 2011). The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

10.1
Stock Transfer Restriction and Registration Agreement, dated as of March 15, 2011, by and among GSI Commerce, Inc., Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P., Insight Venture Partners V (Employee Co-Investors), L.P., Insight Venture Partners VI, L.P., Insight Venture Partners (Cayman) VI, L.P., Insight Venture Partners VI (Co-Investors), L.P., Alan S. Trager, Trustee of Alan S. Trager Revocable Trust u/a/d 1/2/08, Mitchell Trager, Trustee of Mitchell Trager Revocable Trust u/a/d 1/7/08, Brent L. Trager, Trustee of Brent L. Trager Revocable Trust u/a/d 7/1/08, Jason Trager and David Trager, Co-Trustees of David Remainder Trust u/a/d 5/1/07, Jason Trager and David Trager, Co-Trustees of Jason Remainder Trust u/a/d 5/1/07, Jason Trager and David Trager, Co-Trustees of Brandon Remainder Trust u/a/d 5/1/07, Brent L. Trager and Sheri Weiss, Co-Trustees of Sheri Remainder Trust u/a/d 5/1/07, Brent L. Trager and Erica Leibo, Co-Trustees of Erica Remainder Trust u/a/d 5/1/07 and Mitchell Trager, Trustee of Brent L. Trager Remainder Trust u/a/d 5/1/07.

99.1		Press Release, dated March 15, 2011

†	Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.